Exhibit 32.1

SECTION 906 CERTIFICATION

In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Registrant hereby certifies to his knowledge that this quarterly report of Registrant on Form 10-Q for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 9, 2006	/s/ Daniel Glassman Daniel Glassman Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Bradley Pharmaceuticals, Inc. and will be retained by Bradley Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.